Exhibit 5.1

Troutman Pepper Hamilton Sanders LLP 3000 Two Logan Square, Eighteenth and Arch Streets Philadelphia, PA 19103-2799 troutman.com

January 10, 2024

Trevena, Inc.

955 Chesterbrook Blvd

Suite 110

Chesterbrook, PA 19087

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Trevena, Inc., a Delaware corporation (the “Company”), in connection with the Company’s filing of a Registration Statement on Form S-3 (the “Registration Statement”) and the related prospectus (the “Prospectus”) with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of the resale of an aggregate of 11,428,572 shares of common stock, par value $0.001 per share, of the Company, consisting of (A)(i) up to 2,779,906 shares of common stock (the “Pre-Funded Warrant Shares”) issuable upon the exercise of pre-funded warrants (the “Pre-Funded Warrants”), and (ii) up to 2,779,906 shares of common stock (the “Private Placement Warrant Shares”) issuable upon the exercise of warrants (the “Private Placement Warrants”) initially issued in a private placement, pursuant to a securities purchase agreement, dated as of December 27, 2023 (the “Purchase Agreement”), by and between the Company and the selling stockholder named in the Prospectus (the “Selling Stockholder”); and (B) up to 5,868,760 shares of the Company’s common stock (the “Inducement Warrant Shares”) issuable upon the exercise of warrants (the “Inducement Warrants”) issued pursuant to an inducement letter agreement, dated December 27, 2023 (the “Inducement Letter”), by and between the Company and the Selling Stockholder.

This opinion letter is being furnished to you in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the related Prospectus, other than as expressly stated herein.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this opinion letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including pdfs). We are opining herein as to the General Corporation Law of the State of Delaware, and we express no opinion with respect to any other laws.

Trevena, Inc. January 10, 2024 Page 2

For purposes of this opinion letter, we have assumed that:

i.	the Purchase Agreement, the Inducement Letter, the Pre-Funded Warrants, the Private Placement Warrants, and the Inducement Warrants (collectively, the “Documents”) are valid, binding and enforceable agreements of each party thereto. We have also assumed that the execution, delivery and performance by each party to each Document to which it is a party (a) are within its corporate powers, (b) do not contravene, or constitute a default under, the certificate of incorporation or bylaws or other constitutive documents of such party, (c) require no action by or in respect of, or filing with, any governmental body, agency or official and (d) do not contravene, or constitute a default under, any provision of applicable law or regulation or any judgment, injunction, order or decree or any agreement or other instrument binding upon such party; and

ii.	any shares of common stock issued by the Company pursuant to the Registration Statement from time to time will not exceed the maximum authorized number of shares of common stock under the Amended and Restated Certificate of Incorporation of the Company, as the same may have been further amended, minus that number of shares of common stock that may have been issued and are outstanding, or are reserved for issuance for other purposes, at such time.

Based on the foregoing, we are of the opinion that:

1.	The Pre-Funded Warrant Shares, when issued and paid for upon the exercise of the Pre-Funded Warrants in accordance with the terms of the Pre-Funded Warrants, will be validly issued, fully paid and non-assessable;

2.	The Private Placement Warrant Shares, when issued and paid for upon the exercise of the Private Placement Warrants in accordance with the terms of the Private Placement Warrants, will be validly issued, fully paid and non-assessable; and

3.	The Inducement Warrant Shares, when issued and paid for upon the exercise of the Inducement Warrants in accordance with the terms of the Inducement Warrants, will be validly issued, fully paid and non-assessable.

This opinion letter is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. We consent to your filing this opinion letter as an exhibit to the Registration Statement and to the reference to our firm in the Registration Statement under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Troutman Pepper Hamilton Sanders LLP

Troutman Pepper Hamilton Sanders LLP

2